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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM 8-A/A

                                 Amendment No. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                    13-3465896
    (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)


     One Centennial Avenue
        P.O. Box 6820                                  08855-6820
       Piscataway, NJ                                  (Zip Code)
 (Address of principal executive offices)


If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box.    /X/

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

      Common Stock Rights                          The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None



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Item 1. Description of Registrant's Securities to be Registered.

     On July 10, 2003, the Board of Directors (the "Board") of American Standard Companies Inc. (the "Company") voted to amend the existing Rights Agreement, dated as of January 5, 1995, as amended by Amendment No. 1 thereto, dated as of January 13, 2003 and as amended by Amendment No. 2 thereto, dated as of February 6, 2003 (collectively the "Rights Agreement"), between the Company and The Bank of New York (the "Rights Agent"). Pursuant thereto, effective August 20, 2003, the Rights Agreement was amended so that the "Expiration Date" and "Record Date" were extended and the Purchase Price was increased. A copy of Amendment No. 3 to the Rights Agreement ("Amendment No. 3"), is attached hereto as Exhibit 1(c) and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 3.

Item 2. Exhibits.

 Exhibit Number                     Description

     1 Rights Agreement, dated as of January 5, 1995, between the Company and Citibank, N.A., as Rights Agent (incorporated by reference to Exhibit 4(xxii) to the Company's registration statement on Form S-2, Commission File No. 33-56409).

     1(a) Amendment No. 1 to Rights Agreement, dated as of January 13, 2003, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1(a) to the Company's Form 8-A/A, Commission File No. 001-11415).

     1(b) Amendment No. 2 to Rights Agreement, dated as of February 6, 2003, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1(b) to the Company's Form 8-A/A, Commission File No. 001-11415).

     1(c) Amendment No. 3 to Rights Agreement, dated August 20, 2003, between the Company and The Bank of New York, as Rights Agent.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 20, 2003
                                 AMERICAN STANDARD COMPANIES INC.

                                 By:  /s/ J. Paul McGrath
                                      ------------------------------------------
                                      Name:  J. Paul McGrath
                                      Title: Senior Vice President,
                                             General Counsel and Secretary


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                                  EXHIBIT INDEX


 Exhibit Number                     Description

     1 Rights Agreement, dated as of January 5, 1995, between the Company and Citibank, N.A., as Rights Agent (incorporated by reference to Exhibit 4(xxii) to the Company's registration statement on Form S-2, Commission File No. 33-56409).

     1(a) Amendment No. 1 to Rights Agreement, dated as of January 13, 2003, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1(a) to the Company's Form 8-A/A, Commission File No. 001-11415).

     1(b) Amendment No. 2 to Rights Agreement, dated as of February 6, 2003, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1(b) to the Company's Form 8-A/A, Commission File No. 001-11415).

     1(c) Amendment No. 3 to Rights Agreement, dated August 20, 2003, between the Company and The Bank of New York, as Rights Agent.